Exhibit 99.3

UNAUDITED, PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited, pro forma combined financial information describes the pro forma effect of our acquisition of Callidus Biopharma, Inc. (Callidus) on our statements of operations for the year ended December 31, 2012 and the nine months ended September 30, 2013, as if the acquisition occurred on January 1, 2012, and our balance sheet as of September 30, 2013, as if the acquisition occurred on September 30, 2013. As used herein, the terms “the Company,” “we,” and “our” refer to Amicus Therapeutics, Inc., and where applicable, its consolidated subsidiaries.

The unaudited, pro forma consolidated statement of operations and balance sheet contained herein (the Statements) include adjustments having a continuing impact on the consolidated company as a result of using the acquisition method of accounting for the transaction under ASC 805, Business Combinations.

The Statements have been prepared based on available information, using assumptions that our management believes are reasonable. The Statements do not purport to represent the actual results of operations that would have occurred if the acquisition had taken place on the date specified. The Statements are not necessarily indicative of the results of operations that may be achieved in the future. The Statements do not reflect any adjustments for the effect of non-recurring items or operating synergies that we may realize as a result of the acquisition.

The assumptions used and adjustments made in preparing the Statements are described in the Notes, which should be read in conjunction with the Statements. The Statements and related Notes contained herein should be read in conjunction with the consolidated financial statements and related notes included in our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on March 13, 2013 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 filed with the SEC on November 12, 2013 and the historical financial statements and related notes of Callidus included as Exhibit 99.1 and 99.2 to this Form 8-K/A.

AMICUS THERAPEUTICS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2013

(in thousands, except for share and per share data)

	Historical	Historical	Pro Forma		Pro Forma
	Amicus	Callidus	Adjustments		Consolidated

ASSETS:
Current assets:
Cash and cash equivalents	$30,047	$1,314	$—		$31,361
Investments in marketable securities	30,448	—			30,448
Receivable due from GSK	2,121	—			2,121
Prepaid expenses and other current assets	1,692	15	—		1,707

Total current assets	64,308	1,329	—		65,637

Property and equipment, net	4,356	174	—		4,530
Acquired deferred tax asset		321	—		321
Intangible assets, net			29,000	[A]	29,000
Goodwill			7,504	[A]	7,504
Other non-current assets	442	—			442

Total Assets	$69,106	$1,824	$36,504		$107,434

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$8,166	$148	$—		$8,314
Current portion of secured loan	398	—			398
Warrant liability	34	—			34

Total current liabilities	8,598	148	—		8,746

Deferred reimbursements	34,019	—			34,019
Warrant liability, non-current	—	—	—		—
Secured loan, less current portion	—	—	—		—
Deferred tax liability			11,583	[D]	11,583
Other long term liabilities			10,600	[C]	10,600

Commitments and contingencies

Stockholders’ equity:
Common stock	556	7	65	[A], [B]	628
Preferred stock	—	6	(6)[B]		—
Additional paid-in capital	392,213	5,655	10,920	[A]	408,788
Accumulated other comprehensive income	5	—			5
Accumulated deficit	(366,285)	(3,992)	3,342	[B], [G]	(366,935)

Total stockholders’ equity	26,489	1,676	14,321		42,486

Total Liabilities and Stockholders’ Equity	$69,106	$1,824	$36,504		$107,434

AMICUS THERAPEUTICS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

For the year ended December 31, 2012

(in thousands, except for share and per share data, unaudited)

	Historical	Historical	Pro Forma	Pro Forma
	Amicus	Callidus	Adjustments	Consolidated

Revenue:
Research Revenue	$11,591	$—		$11,591
Collaboration and milestone revenue	6,820	—		6,820
Total revenue	18,411	—	—	18,411

Operating Expenses:
Research and development	50,273	578	478 [E]	51,329
General and administrative	19,364	71		19,435
Salaries and wages	—	478	(478)[E]	—
Depreciation and amortization	1,705	25		1,730
Intangible asset amortization & contingent consideration	—		618 [F]	618
Total operating expenses	71,342	1,152	618	73,112
Loss from operations	(52,931)	(1,152)	(618)	(54,701)
Other income (expenses):
Interest income	316	—		316
Interest expense	(89)	—		(89)
Change in fair value of warrant liability	653	—		653
Other income	21	—		21
Loss before tax benefit	(52,030)	(1,152)	(618)	(53,800)
Benefit from income taxes	3,245	130	247	3,622
Net loss attributable to common stockholders	$(48,785)	(1,022)	(371)	$(50,178)

Net loss attributable to common stockholders per common share - basic and diluted	$(1.07)	$(1.46)	$(0.01)	$(0.95)

Weighted-average common shares outstanding - basic and diluted	45,565,217	—	—	52,794,116

AMICUS THERAPEUTICS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Nine months ended September 30, 2013

(in thousands, except for share and per share data, unaudited)

	Historical	Historical	Pro Forma	Pro Forma
	Amicus	Callidus	Adjustments	Consolidated

Revenue:
Research Revenue	$39	$—	$—	$39
Collaboration and milestone revenue	—	—		—
Total revenue	$39	—	—	39

Operating Expenses:
Research and development	$32,824	1,452	694 [E]	34,970
General and administrative	14,288	93	46 [E]	14,427
Salaries and wages	—	740	(740)[E]	—
Depreciation and amortization	1,318	24		1,342
Intangible asset amortization & contingent consideration	—		464 [F]	464
Total operating expenses	48,430	2,309	464	51,203
Loss from operations	(48,391)	(2,309)	(464)	(51,164)
Other income (expenses):
Interest income	147	—		147
Interest expense	(26)	—		(26)
Change in fair value of warrant liability	874	—		874
Other income	—	—		—
Loss before tax benefit	(47,396)	(2,309)	(464)	(50,169)
Benefit from income taxes	—	136	185	321
Net loss attributable to common stockholders	$(47,396)	(2,173)	(279)	$(49,848)

Net loss attributable to common stockholders per common share - basic and diluted	$(0.96)	$(0.05)	$(0.00)	$(0.88)

Weighted-average common shares outstanding - basic and diluted	49,621,188			56,850,087

AMICUS THERAPEUTICS INC. AND SUBSIDIARIES

NOTES TO UNAUDITED, PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(1)	DESCRIPTION OF TRANSACTION

On November 19, 2013, Amicus Therapeutics Inc. (“Amicus”) and its wholly-owned subsidiary CB Acquisition Corp., a Delaware corporation, entered into acquired an Agreement and Plan of Merger (the “Merger Agreement”) with Callidus Biopharma, Inc., a Delaware corporation, (“Callidus”) and a stockholders’ representative.  Pursuant to the Merger Agreement, at the closing on November 19, 2013, the Company acquired Callidus, a privately-held drug discovery company focused on enzyme replacement therapies for lysosomal storage disorders.

Under the terms of Merger Agreement, Amicus acquired Callidus and issued an aggregate of 7.2 million shares of its common stock, par value $0.01 per share (the “Common Stock”), to the former stockholders of Callidus (the “Closing Consideration”) which was valued at approximately $15 million on November 19, 2013.  In addition, the Company will be obligated to make additional payments to the former stockholders of Callidus upon the achievement by Callidus of certain regulatory approval and clinical milestones set forth in the Merger Agreement (such payments, in the aggregate, the “Milestone Consideration,” and together with the Closing Consideration, the “Merger Consideration”), provided that the aggregate Merger Consideration shall not exceed $130 million.

(2)	BASIS OF PRESENTATION

The unaudited pro forma consolidated statements of operations are based on historical statements of operations of Amicus and Callidus, after giving effect to the acquisition of Callidus as if it occurred on January 1, 2012 for the year ended December 31, 2012 and the nine months ended September 30, 2013.

The unaudited pro forma balance sheet is based on the historical balance sheets of Amicus and Callidus, after giving effect to the acquisition of Callidus as if it occurred on September 30, 2013.

(3)	PURCHASE PRICE ALLOCATION

The acquisition has been accounted for under the purchase method of accounting, which requires the Company to recognize the assets acquired and liabilities assumed and contingent consideration at their respective fair values on the acquisition date. The Company’s consolidated financial statements for the periods subsequent to the acquisition date reflect these values and Callidus’ results of operations.

The following table presents the allocation of the purchase consideration, including the contingent acquisition consideration payable, based on fair value on the acquisition date (in thousands):

Upfront equity payments	$15,000
Contingent consideration payable	10,600

Total consideration	$25,600

Cash and cash equivalents	$363
Other assets	90
Property, plant and equipment	174
Acquired deferred tax assets	328
Intangible assets — in-process research and development	29,000

Total identifiable assets acquired	$29,955

Accounts payable and accrued expenses	(276)
Deferred tax liability	(11,583)

Total liabilities assumed	$(11,859)

Net identifiable assets acquired	18,096
Goodwill	7,504

Net assets acquired	$25,600

The deferred tax liability relates to the tax impact of future amortization or possible impairments associated with the identified intangible assets acquired, which are not deductible for tax purposes. The goodwill results from the recognition of the deferred tax liability on the intangible assets.

(4)	ADJUSTMENTS TO PRO FORMA CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 2013 AND THE STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2012 AND NINE MONTHS ENDED SEPTEMBER 30, 2013 (UNAUDITED)

The adjustments to the pro forma consolidated statements of operations have been calculated as if the acquisition occurred on January 1, 2012 and are as follows (unaudited):

(A)

To record the acquisition of the net assets of Callidus. Intangible assets of approximately $26.0 million are comprised of the intellectual property related to Callidus’ lead enzyme replacement therapy for Pompe disease that is in late preclinical development.  These intangible assets are considered to be indefinite-lived until the completion or abandonment of the associated research and development efforts.

(B)	To eliminate Callidus’ historical stockholders’ equity amounts.

(C)	To reflect contingent consideration payable to the former Callidus stockholders that is included in long term liabilities.

(D)	To reflect the deferred tax liability which relates to the tax impact of future amortization or possible impairments associated with the identified intangible assets acquired.

(E)	To reclassify certain expense amounts to conform to current presentation.

(F)	To reflect the estimated change in the fair value of the contingent consideration payable to former Callidus’ stockholders.

(G)	To reflect the cumulative impact of the pro forma adjustments in the statements of operations.